UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2019

BankGuam Holding Company

(Exact name of registrant as specified in its charter)

Guam	000-54483	66-0770448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. Chalan Santo Papa Hagatna, Guam	96910
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (671) 472-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 20, 2019, BankGuam Holding Company (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). As of the record date for the Annual Meeting, there were 9,648,269 shares entitled to vote on all matters presented to the Company’s stockholders at the Annual Meeting. Votes representing approximately 71.32% of the Company’s common stock were present in person or represented by proxy at the Annual Meeting. The following are the voting results of each matter submitted to the Company’s stockholders at the Annual Meeting. The following matters were considered and voted upon, with all nominated directors being elected and all other proposals being approved.

Proposal No. 1: Election of Directors

The stockholders elected each of the four (4) following Class II Directors to hold office for a term of three years:

Director	Shares For	Shares Withheld	Broker Non-Votes
Patricia P. Ada	6,769,094	10,384	101,203
Frances L.G. Borja	6,736,723	42,755	101,203
Mark J. Sablan	6,764,551	14,927	101,203
Roger P. Crouthamel	6,737,040	42,438	101,203

Proposal No. 2: Ratification of Selection of Squar Milner LLP as the Company’s Independent Registered Public Accounting Firm

Shares For	Against	Abstain	Broker Non-Votes
6,845,339	20,426	14,916	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BankGuam Holding Company

Date: May 24, 2019	By:	/s/ Joaquin P.L.G. Cook
Joaquin P.L.G. Cook
President and Chief Executive Officer